Exhibit 14.(a)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 27, 2024, with respect to the financial statements and financial highlights of abrdn International Small Cap Fund and abrdn Intermediate Municipal Income Fund, each a series of abrdn Funds, incorporated herein by reference, and to the references to our firm under the headings “Additional Information about the Funds” and “Experts” in the Information Statement and Prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
August 6, 2025